EZCORP Reports 47% Increase in Second Quarter Net Income
Austin, Texas (May 2, 2018) - EZCORP, Inc. (NASDAQ: EZPW), a leading provider of pawn loans in the United States and Latin America, today announced strong results for its second quarter ended March 31, 2018.
All amounts in this release are from EZCORP continuing operations and in conformity with U.S. generally accepted accounting principles ("GAAP") unless otherwise noted. Comparisons shown in this release are to the same period in the prior year unless otherwise noted.
HIGHLIGHTS FOR SECOND QUARTER OF FISCAL 2018

•
Net income from continuing operations attributable to EZCORP increased 47% to $12.3 million, and basic earnings per share increased 53% to $0.23 - Ninth consecutive quarter of year-over-year (YOY) earnings growth in both measures.

•
U.S. Pawn extends its significant earnings and cash flow contribution with industry leading returns - Industry-high Pawn Loans Outstanding (PLO) of $243,000 per store combined with market leading pawn loan yield to drive 28% higher Pawn Service Charges (PSC) per store compared to the primary competitor. Improved store metrics include a 3% increase in sales gross profit and excellent margins up 100bps to an industry leading 38%. With its scale and operating leverage, the segment generates significant cash flow as well as 80% of the company’s pawn profit before tax, even as it continues recovery from Hurricanes Harvey and Irma.

•
Latin America Pawn accelerates company's earnings growth - Latin America Pawn segment contribution increased 119% to $7.1 million on a 98% increase in PLO YOY to $35.3 million. This includes a robust contribution from the 133 stores acquired in Q1, along with outstanding organic growth. Latin America Pawn comprises 43% of our total consolidated pawn stores.

•
Consolidated PLO increased 11% - Total consolidated PLO grew 11%, including acquired stores. Latin America Pawn same store PLO expanded 10%, or 9% on a constant currency basis[1]. This represents the segment's 16th consecutive quarter of same store PLO growth YOY on a constant currency basis. While U.S. Pawn same store PLO was flat, it was up 2%[2] in stores unaffected by Hurricanes Harvey and Irma.

•	Liquidity continues to strengthen - Cash and cash equivalents increased 33% YOY and 41% in the current quarter, to $159.9 million.
CEO COMMENTARY AND OUTLOOK
Chief Executive Officer Stuart Grimshaw said, “We had an excellent second quarter, delivering 47% higher net income year-over-year, and continued strengthening of the balance sheet. These results extended the positive momentum we saw in Q1, with three key drivers: we maintained our intense focus on meeting the needs of customers and enhancing their experience; we continued to experience solid growth in U.S. Pawn, which produces the majority of our earnings and cash flow; and we further expanded our revenue base in the high-growth Latin America market.
“The biggest growth contributor was our outstanding results in Latin America,” Mr. Grimshaw explained. “The segment's PLO increased 98% year-over-year to $35 million, and profit before tax more than doubled for the second consecutive quarter. We have added 141 stores through acquisition and store openings so far this year, including four de novo openings in the second quarter. That represents a 57% increase in our Latin America store count since the beginning of the fiscal year to 387 stores, and provides a strategic beachhead for further expansion in existing and adjacent geographical areas. These new stores are adding to the outstanding earnings performance of our existing pawn stores, and we see plenty of opportunities to open and acquire more stores to accentuate the outsized growth.
“In the U.S., we are focused on business execution and pawn fundamentals as this larger, more mature market is our largest earnings and cash flow generator,” Mr. Grimshaw added. “As a result, of that focus, the segment produced market leading returns, and for the 10th consecutive quarter, we outperformed the U.S. market in same store PLO growth, with a 100 basis point improvement in gross margins to 38%. Included in the quarter’s results was the hurricanes’ impact on PLO and resulting pawn service charges, resulting in 1% higher net revenue and 5% lower segment contribution. Excluding the hurricane impact and other discrete items2, U.S. Pawn performance reflected continued growth, with estimated net revenue and segment contribution up 4% and 5%, respectively.
“We are very optimistic about the growth potential of the company, given the hard work undertaken to reestablish strong operational fundamentals in the U.S., coupled with outstanding compound growth achieved in Latin America driven by terrific execution at the local level on organic and inorganic opportunities.”
CONSOLIDATED RESULTS

•	Net income increased 47% to $12.3 million. The growth and expansion in Latin America drove the improvement in earnings, with a robust base of earnings provided by U.S. Pawn.

•	Consolidated PLO, the most influential driver of revenue and profitability, increased 11%.

•
Higher PLO led to an 11% increase in PSC, driving a 10% improvement in net revenues to $120.6 million (up 9% to $119.4 million on a constant currency basis). Sales gross profit increased 7% to $42.7 million on a 4% rise in merchandise sales and a 100bps improvement in consolidated sales margins to 37%. On a constant currency basis, PSC improved 10% and merchandise sales increased 3%.

•
Business expansion in Latin America caused consolidated operations expenses to rise 10% to $82.2 million (up 9% to $81.3 million on a constant currency basis). As a percentage of net revenues, operations expenses were consistent at 68% in the second quarter and improved 100bps to 68% year-to-date.

•
Cash and cash equivalents at the end of the quarter were $159.9 million, up 33% YOY and 41% in the quarter. Year-to-date, the company has collected $12.3 million in principal and interest, as scheduled, on the notes receivable related to the sale of Grupo Finmart in September 2016.

•
Basic earnings per share increased 53% to $0.23 and diluted earnings per share rose 40% to $0.21. The calculation of fully diluted shares includes the hypothetical conversion of our convertible notes to the extent our average share price in the quarter exceeds their conversion price. However, the 2019 convertible notes must be settled in cash and the company may choose to satisfy all or some of its 2024 convertible notes with cash rather than shares to minimize actual share dilution.

SEGMENT RESULTS
U.S. Pawn

•
Segment contribution was down 5% to $28.2 million in the second quarter and down 1% to $56.0 million year-to-date. Included in the quarter is the PSC impact of Hurricanes Harvey and Irma and technology change related costs. Adjusting for those discrete items, we estimate that our U.S. Pawn segment contribution would have been up 5% in the quarter and 10% year-to-date.

•
The segment delivered market leading returns from the loan portfolio with industry highest PLO, PLO yield and PSC per store, driven by disciplined lending practices and a focus on meeting the customers’ need for cash. Same store PLO in the U.S. was flat to the prior year including stores affected by the hurricanes. In unaffected stores, same store PLO increased 2%. This was the second full quarter that operations were affected by the impact of Hurricanes Harvey and Irma on PLO, PSC and sales.

•
Net revenues were up 1%. A 1% decrease in PSC was offset by a 3% increase in sales gross profit with margin improving 100bps to 38%. Industry leading sales per store and sales margins combined to drive sales gross profit per store 16% higher than the competition. After adjustment for the estimated impact of hurricanes and other discrete items[2], net revenues increased 4%.

Latin America Pawn

•
This segment again delivered outstanding growth. Segment contribution increased 119% to $7.1 million (up 109% to $6.7 million on a constant currency basis). Year-to-date contribution increased 116% to $16.1 million (up 107% to $15.4 million on a constant currency basis).

•	Pawn store count has expanded 57% from the beginning of FY18, with 133 pawn stores acquired in the first quarter, and four stores opened during each of the first and second quarters.

•	PLO rose 98% to $35.3 million (up 96% to $34.9 million on a constant currency basis). Same store PLO increased 10% (up 9% on a constant currency basis).

•	Net revenues expanded 78% to $22.2 million (up 69% to $21.1 million on a constant currency basis), and PSC increased 105% to $15.3 million (up 96% to $14.6 million on a constant currency basis).

•
Merchandise sales improved 37% in total and 9% on a same store basis (up 28% in total and 8% in same stores on a constant currency basis). Merchandise sales margin of 32% remained stable. Latin America operations expenses improved to 67% of net revenues from 71% in the prior-year quarter.

CONFERENCE CALL & WEBCAST INFORMATION
EZCORP will host a conference call on Thursday, May 3, 2018, at 7:30am Central Time to discuss first quarter results. Analysts and institutional investors may participate on the conference call by dialing (877) 201-0168, Conference ID: 8569817, or internationally by dialing (647) 788-4901. The conference call will be webcast simultaneously to the public through this link: http://investors.ezcorp.com/. A replay of the conference call will be available online at http://investors.ezcorp.com/ shortly after the call ends.
ABOUT EZCORP
Formed in 1989, EZCORP has grown into a leading provider of pawn loans in the United States and Latin America. It also sells merchandise, primarily collateral forfeited from pawn lending operations and used merchandise purchased from customers. We are dedicated to satisfying the short-term cash needs of consumers who are both cash and credit constrained, focusing on an industry-leading customer experience. EZCORP is traded on NASDAQ under the symbol EZPW and is a member of the Russell 2000 Index, S&P SmallCap 600 Index, S&P 1000 Index and Nasdaq Composite Index.

FORWARD LOOKING STATEMENTS
This announcement contains certain forward-looking statements regarding the company’s strategy, initiatives and expected performance. These statements are based on the company’s current expectations as to the outcome and timing of future events. All statements, other than statements of historical facts, including all statements regarding the company's strategy, initiatives and future performance, that address activities or results that the company plans, expects, believes, projects, estimates or anticipates, will, should or may occur in the future, including future financial or operating results, are forward-looking statements. Actual results for future periods may differ materially from those expressed or implied by these forward-looking statements due to a number of uncertainties and other factors, including operating risks, liquidity risks, legislative or regulatory developments, market factors or current or future litigation. For a discussion of these and other factors affecting the company’s business and prospects, see the company’s annual, quarterly and other reports filed with the Securities and Exchange Commission. The company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.
Contact:
Jeff Christensen
Vice President, Investor Relations
Email: jeff_christensen@ezcorp.com
Phone: (512) 437-3545

1“Constant currency” basis, which is a non-GAAP measure, excludes the impact of foreign currency exchange rate fluctuations. For additional information about these calculations, as well as a reconciliation to the comparable GAAP financial measures, see “Non-GAAP Financial Information” at the end of this release.
2Adjusted basis, which is a non-GAAP measure, excludes certain items. For additional information about these calculations, as well as a reconciliation to the comparable GAAP financial measures, see “Non-GAAP Financial Information” at the end of this release.

EZCORP, Inc. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended March 31,		Six Months Ended March 31,
	2018	2017	2018	2017

	(Unaudited)
	(in thousands, except per share amounts)
Revenues:
Merchandise sales	$114,945	$110,238	$228,533	$221,751
Jewelry scrapping sales	11,525	10,219	23,738	20,017
Pawn service charges	74,367	67,092	150,727	136,105
Other revenues	1,897	2,079	4,244	4,379
Total revenues	202,734	189,628	407,242	382,252
Merchandise cost of goods sold	72,220	70,493	143,387	142,225
Jewelry scrapping cost of goods sold	9,574	8,841	19,911	17,185
Other cost of revenues	347	397	924	980
Net revenues	120,593	109,897	243,020	221,862
Operating expenses:
Operations	82,160	74,460	165,770	152,106
Administrative	13,341	13,283	26,659	27,210
Depreciation and amortization	6,451	6,030	12,174	12,403
Loss (gain) on sale or disposal of assets	100	71	139	(6)
Total operating expenses	102,052	93,844	204,742	191,713
Operating income	18,541	16,053	38,278	30,149
Interest expense	5,829	5,628	11,676	11,193
Interest income	(4,268)	(2,240)	(8,538)	(4,856)
Equity in net income of unconsolidated affiliate	(876)	(1,243)	(2,326)	(2,721)
Other (income) expense	(4)	228	(186)	(195)
Income from continuing operations before income taxes	17,860	13,680	37,652	26,728
Income tax expense	5,921	5,449	13,358	10,231
Income from continuing operations, net of tax	11,939	8,231	24,294	16,497
Loss from discontinued operations, net of tax	(500)	(375)	(722)	(1,603)
Net income	11,439	7,856	23,572	14,894
Net loss attributable to noncontrolling interest	(374)	(167)	(989)	(294)
Net income attributable to EZCORP, Inc.	$11,813	$8,023	$24,561	$15,188

Basic earnings per share attributable to EZCORP, Inc. — continuing operations	$0.23	$0.15	$0.46	$0.31
Diluted earnings per share attributable to EZCORP, Inc. — continuing operations	$0.21	$0.15	$0.45	$0.31

Weighted-average basic shares outstanding	54,464	54,291	54,447	54,224
Weighted-average diluted shares outstanding	57,624	54,346	56,642	54,278

EZCORP, Inc. CONDENSED CONSOLIDATED BALANCE SHEETS (in thousands, except share and per share amounts)

	March 31, 2018	March 31, 2017	September 30, 2017

	(Unaudited)
Assets:
Current assets:
Cash and cash equivalents	$159,912	$120,099	$164,393
Pawn loans	159,410	143,267	169,242
Pawn service charges receivable, net	30,493	27,028	31,548
Inventory, net	158,642	137,008	154,411
Notes receivable, net	38,091	29,978	32,598
Prepaid expenses and other current assets	29,222	31,011	28,765
Total current assets	575,770	488,391	580,957
Investment in unconsolidated affiliate	46,509	38,334	43,319
Property and equipment, net	64,833	53,630	57,959
Goodwill	289,438	254,217	254,760
Intangible assets, net	45,728	31,768	32,420
Non-current notes receivable, net	18,660	40,319	28,377
Deferred tax asset, net	13,842	37,134	16,856
Other assets, net	19,773	18,174	9,715
Total assets	$1,074,553	$961,967	$1,024,363

Liabilities and equity:
Current liabilities:
Current maturities of long-term debt, net	$103,287	$—	$—
Accounts payable, accrued expenses and other current liabilities	60,689	62,339	61,543
Customer layaway deposits	12,225	10,992	11,032
Total current liabilities	176,201	73,331	72,575
Long-term debt, net	198,338	266,724	284,807
Other long-term liabilities	11,884	8,448	7,055
Total liabilities	386,423	348,503	364,437
Commitments and contingencies
Stockholders’ equity:
Class A Non-voting Common Stock, par value $.01 per share; shares authorized: 100 million; issued and outstanding: 51,494,246 as of March 31, 2018; 51,321,915 as of March 31, 2017; and 51,427,832 as of September 30, 2017	515	513	514
Class B Voting Common Stock, convertible, par value $.01 per share; shares authorized: 3 million; issued and outstanding: 2,970,171	30	30	30
Additional paid-in capital	353,698	321,531	348,532
Retained earnings	377,682	334,996	351,666
Accumulated other comprehensive loss	(40,463)	(42,544)	(38,367)
EZCORP, Inc. stockholders’ equity	691,462	614,526	662,375
Noncontrolling interest	(3,332)	(1,062)	(2,449)
Total equity	688,130	613,464	659,926
Total liabilities and equity	$1,074,553	$961,967	$1,024,363

EZCORP, Inc. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended March 31,
	2018	2017

	(Unaudited)
	(in thousands)
Operating activities:
Net income	$23,572	$14,894
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation and amortization	12,174	12,403
Amortization of debt discount and deferred financing costs	7,439	5,755
Accretion of notes receivable discount and deferred compensation fee	(5,032)	(1,928)
Deferred income taxes	2,801	(664)
Other adjustments	1,081	911
Stock compensation expense	5,534	3,575
Income from investment in unconsolidated affiliate	(2,326)	(2,721)
Changes in operating assets and liabilities, net of business acquisitions:
Service charges and fees receivable	3,964	4,151
Inventory	(628)	708
Prepaid expenses, other current assets and other assets	(3,245)	5,898
Accounts payable, accrued expenses and other liabilities	(5,006)	(30,120)
Customer layaway deposits	1,128	240
Income taxes, net of excess tax benefit from stock compensation	4,085	7,590
Net cash provided by operating activities	45,541	20,692
Investing activities:
Loans made	(330,732)	(300,604)
Loans repaid	220,267	199,080
Recovery of pawn loan principal through sale of forfeited collateral	134,870	128,238
Additions to property and equipment and capitalized labor, net	(19,251)	(8,020)
Acquisitions, net of cash acquired	(63,780)	—
Principal collections on notes receivable	9,152	15,051
Net cash (used in) provided by investing activities	(49,474)	33,745
Financing activities:
Taxes paid related to net share settlement of equity awards	(311)	(767)
Net cash used in financing activities	(311)	(767)
Effect of exchange rate changes on cash and cash equivalents	(237)	692
Net (decrease) increase in cash and cash equivalents	(4,481)	54,362
Cash and cash equivalents at beginning of period	164,393	65,737
Cash and cash equivalents at end of period	$159,912	$120,099

EZCORP, Inc.
OPERATING SEGMENT RESULTS (UNAUDITED)

	Three Months Ended March 31, 2018
	U.S. Pawn	Latin America Pawn	Other International	Total Segments	Corporate Items	Consolidated

	(in thousands)
Revenues:
Merchandise sales	$94,753	$20,192	$—	$114,945	$—	$114,945
Jewelry scrapping sales	8,177	3,348	—	11,525	—	11,525
Pawn service charges	59,114	15,253	—	74,367	—	74,367
Other revenues	76	174	1,647	1,897	—	1,897
Total revenues	162,120	38,967	1,647	202,734	—	202,734
Merchandise cost of goods sold	58,537	13,683	—	72,220	—	72,220
Jewelry scrapping cost of goods sold	6,512	3,062	—	9,574	—	9,574
Other cost of revenues	—	—	347	347	—	347
Net revenues	97,071	22,222	1,300	120,593	—	120,593
Segment and corporate expenses (income):
Operations	65,191	14,994	1,975	82,160	—	82,160
Administrative	—	—	—	—	13,341	13,341
Depreciation and amortization	3,531	916	47	4,494	1,957	6,451
Loss (gain) on sale or disposal of assets	107	(5)	—	102	(2)	100
Interest expense	—	2	—	2	5,827	5,829
Interest income	—	(763)	—	(763)	(3,505)	(4,268)
Equity in net income of unconsolidated affiliate	—	—	(876)	(876)	—	(876)
Other (income) expense	1	(1)	(35)	(35)	31	(4)
Segment contribution	$28,241	$7,079	$189	$35,509
Income from continuing operations before income taxes				$35,509	$(17,649)	$17,860

EZCORP, Inc.
OPERATING SEGMENT RESULTS (UNAUDITED)

	Three Months Ended March 31, 2017
	U.S. Pawn	Latin America Pawn	Other International	Total Segments	Corporate Items	Consolidated

	(in thousands)
Revenues:
Merchandise sales	$95,550	$14,688	$—	$110,238	$—	$110,238
Jewelry scrapping sales	9,056	1,163	—	10,219	—	10,219
Pawn service charges	59,661	7,431	—	67,092	—	67,092
Other revenues	56	147	1,876	2,079	—	2,079
Total revenues	164,323	23,429	1,876	189,628	—	189,628
Merchandise cost of goods sold	60,499	9,994	—	70,493	—	70,493
Jewelry scrapping cost of goods sold	7,890	951	—	8,841	—	8,841
Other cost of revenues	—	—	397	397	—	397
Net revenues	95,934	12,484	1,479	109,897	—	109,897
Segment and corporate expenses (income):
Operations	63,556	8,901	2,003	74,460	—	74,460
Administrative	—	—	—	—	13,283	13,283
Depreciation and amortization	2,660	660	50	3,370	2,660	6,030
Loss (gain) on sale or disposal of assets	(3)	74	—	71	—	71
Interest expense	—	3	—	3	5,625	5,628
Interest income	—	(342)	—	(342)	(1,898)	(2,240)
Equity in net income of unconsolidated affiliate	—	—	(1,243)	(1,243)	—	(1,243)
Other expense (income)	(4)	(48)	41	(11)	239	228
Segment contribution	$29,725	$3,236	$628	$33,589
Income from continuing operations before income taxes				$33,589	$(19,909)	$13,680

EZCORP, Inc.
OPERATING SEGMENT RESULTS (UNAUDITED)

	Six Months Ended March 31, 2018
	U.S. Pawn	Latin America Pawn	Other International	Total Segments	Corporate Items	Consolidated

	(in thousands)
Revenues:
Merchandise sales	$186,247	$42,286	$—	$228,533	$—	$228,533
Jewelry scrapping sales	16,702	7,036	—	23,738	—	23,738
Pawn service charges	118,819	31,908	—	150,727	—	150,727
Other revenues	150	343	3,751	4,244	—	4,244
Total revenues	321,918	81,573	3,751	407,242	—	407,242
Merchandise cost of goods sold	114,625	28,762	—	143,387	—	143,387
Jewelry scrapping cost of goods sold	13,354	6,557	—	19,911	—	19,911
Other cost of revenues	—	—	924	924	—	924
Net revenues	193,939	46,254	2,827	243,020	—	243,020
Segment and corporate expenses (income):
Operations	131,491	29,681	4,598	165,770	—	165,770
Administrative	—	—	—	—	26,659	26,659
Depreciation and amortization	6,330	1,761	94	8,185	3,989	12,174
Loss on sale or disposal of assets	123	5	—	128	11	139
Interest expense	—	3	—	3	11,673	11,676
Interest income	—	(1,400)	—	(1,400)	(7,138)	(8,538)
Equity in net income of unconsolidated affiliate	—	—	(2,326)	(2,326)	—	(2,326)
Other (income) expense	(3)	114	(118)	(7)	(179)	(186)
Segment contribution	$55,998	$16,090	$579	$72,667
Income from continuing operations before income taxes				$72,667	$(35,015)	$37,652

EZCORP, Inc.
OPERATING SEGMENT RESULTS (UNAUDITED)

	Six Months Ended March 31, 2017
	U.S. Pawn	Latin America Pawn	Other International	Total Segments	Corporate Items	Consolidated

	(in thousands)
Revenues:
Merchandise sales	$190,411	$31,340	$—	$221,751	$—	$221,751
Jewelry scrapping sales	17,901	2,116	—	20,017	—	20,017
Pawn service charges	120,706	15,399	—	136,105	—	136,105
Other revenues	107	278	3,994	4,379	—	4,379
Total revenues	329,125	49,133	3,994	382,252	—	382,252
Merchandise cost of goods sold	120,747	21,478	—	142,225	—	142,225
Jewelry scrapping cost of goods sold	15,440	1,745	—	17,185	—	17,185
Other cost of revenues	—	—	980	980	—	980
Net revenues	192,938	25,910	3,014	221,862	—	221,862
Segment and corporate expenses (income):
Operations	130,906	17,541	3,659	152,106	—	152,106
Administrative	—	—	—	—	27,210	27,210
Depreciation and amortization	5,277	1,291	100	6,668	5,735	12,403
(Gain) loss on sale or disposal of assets	(74)	68	—	(6)	—	(6)
Interest expense	—	5	—	5	11,188	11,193
Interest income	—	(409)	—	(409)	(4,447)	(4,856)
Equity in net income of unconsolidated affiliate	—	—	(2,721)	(2,721)	—	(2,721)
Other (income) expense	(9)	(37)	40	(6)	(189)	(195)
Segment contribution	$56,838	$7,451	$1,936	$66,225
Income from continuing operations before income taxes				$66,225	$(39,497)	$26,728

EZCORP, Inc.
STORE COUNT ACTIVITY (UNAUDITED)

	Three Months Ended March 31, 2018
	Company-owned Stores
	U.S. Pawn	Latin America Pawn	Other International	Consolidated

As of December 31, 2017	513	383	27	923
New locations opened	—	4	—	4
Locations sold, combined or closed	(3)	—	—	(3)
As of March 31, 2018	510	387	27	924

	Three Months Ended March 31, 2017
	Company-owned Stores
	U.S. Pawn	Latin America Pawn	Other International	Consolidated

As of September 30, 2016	517	239	27	783
New locations opened	—	2	—	2
Locations sold, combined or closed	—	(1)	—	(1)
As of March 31, 2017	517	240	27	784

	Six Months Ended March 31, 2018
	Company-owned Stores
	U.S. Pawn	Latin America Pawn	Other International	Consolidated

As of September 30, 2017	513	246	27	786
New locations opened	—	8	—	8
Locations acquired	—	133	—	133
Locations sold, combined or closed	(3)	—	—	(3)
As of March 31, 2018	510	387	27	924

	Six Months Ended March 31, 2017
	Company-owned Stores
	U.S. Pawn	Latin America Pawn	Other International	Consolidated

As of September 30, 2016	520	239	27	786
New locations opened	—	2	—	2
Locations sold, combined or closed	(3)	(1)	—	(4)
As of March 31, 2017	517	240	27	784
Non-GAAP Financial Information (Unaudited)
In addition to the financial information prepared in conformity with generally accepted accounting principles in the United States of America ("GAAP"), we provide certain other non-GAAP financial information on a constant currency basis ("constant currency") and on an adjusted basis. We use constant currency results to evaluate our Latin America Pawn operations, which are denominated primarily in Mexican pesos and other Latin American currencies. As GPMX was not acquired until fiscal 2018, such results included on a constant currency basis reflect the actual exchange rates in effect during the three and six months ended March 31, 2018 without adjustment. We believe that presentation of constant currency results is meaningful and useful in understanding the activities and business metrics of our Latin America Pawn operations and reflect an additional way of viewing aspects of our business that, when viewed with GAAP results, provide a more complete understanding of factors and trends affecting our business. We believe that presentation of results on an adjusted basis is meaningful and useful in understanding the activities and business metrics of our operations and reflect an additional way of viewing aspects of our business that, when viewed with GAAP results, provide a more complete understanding of factors and trends affecting our business. We provide non-GAAP financial information for informational purposes and to enhance understanding of our GAAP consolidated financial statements. We use this non-GAAP financial information to evaluate and compare operating results across accounting periods. Readers should consider the information in addition to, but not instead of or superior to, our financial statements prepared in accordance with GAAP. This non-GAAP financial information may be determined or calculated differently by other companies, limiting the usefulness of those measures for comparative purposes.
Constant currency results reported herein are calculated by translating consolidated balance sheet and consolidated statement of operations items denominated in Mexican pesos to U.S. dollars using the exchange rate from the prior-year comparable period, as opposed to the current period, in order to exclude the effects of foreign currency rate fluctuations. We used the end-of-period rate for balance sheet items and the average closing daily exchange rate on a monthly basis during the appropriate period for statement of operations items. The end-of-period Mexican peso to U.S. dollar exchange rate as of March 31, 2018 and 2017 was 18.3 to 1 and 18.7 to 1, respectively. The approximate average Mexican peso to U.S. dollar exchange rate for the three months ended March 31, 2018 and 2017 was 18.7 to 1 and 20.4 to 1, respectively. The approximate average Mexican peso to U.S. dollar exchange rate for the six months ended March 31, 2018 and 2017 was 18.8 to 1 and 20.1 to 1, respectively.
Our statement of operations constant currency results reflect the monthly exchange rate fluctuations and so are not directly calculable from the above rates. Constant currency results, where presented, also exclude the foreign currency gain or loss. We have experienced a prolonged weakening of the Mexican peso to the U.S. dollar and may continue to experience further weakening in future reporting periods, which may adversely impact our future operating results when stated on a GAAP basis.
The following information provides reconciliations of certain non-GAAP financial measures presented in this press release to the most directly comparable financial measures calculated and presented in accordance with GAAP as of and for the three and six months ended March 31, 2018.

Miscellaneous Non-GAAP Financial Measures

	Three Months Ended March 31,		Change
	2018	2017

	(in thousands)
U.S. Pawn GAAP net revenue	$97.1	$95.9	1%
Estimated PSC impact from Hurricanes Harvey and Irma	2.0	—
Estimated discrete technology change related costs	0.7	—
U.S. Pawn adjusted net revenue	$99.8	$95.9	4%

U.S. Pawn GAAP segment contribution	$28.2	$29.7	(5)%
Estimated PSC impact from Hurricanes Harvey and Irma	2.0	—
Change in expense estimate from Hurricanes Harvey and Irma	(0.2)	—
Loss on assets from store closures	0.1	—
Estimated discrete technology change related costs	0.7	—
Accelerated depreciation from retirement of certain assets	0.5	—
U.S. Pawn adjusted segment contribution	$31.3	$29.7	5%

	Six Months Ended March 31,		Change
	2018	2017

	(in thousands)
U.S. Pawn GAAP segment contribution	$56.0	$56.8	(1)%
Estimated PSC impact from Hurricanes Harvey and Irma	5.2	—
Loss on assets from store closures	0.1	—
Estimated discrete technology change related costs	0.7	—
Accelerated depreciation from retirement of certain assets	0.5	—
U.S. Pawn adjusted segment contribution	$62.5	$56.8	10%

	U.S. Dollar Amount	Percentage Change YOY

	(in millions)
Latin America Pawn same store PLO	$19.7	10%
Currency exchange rate fluctuations	(0.3)
Constant currency Latin America Pawn same store PLO	$19.4	9%

Consolidated net revenue (three months ended March 31, 2018)	$120.6	10%
Currency exchange rate fluctuations	(1.2)
Constant currency consolidated net revenue (three months ended March 31, 2018)	$119.4	9%

Consolidated PSC revenue (three months ended March 31, 2018)	$74.4	11%
Currency exchange rate fluctuations	(0.7)
Constant currency consolidated PSC revenue (three months ended March 31, 2018)	$73.7	10%

Consolidated merchandise sales (three months ended March 31, 2018)	$114.9	4%
Currency exchange rate fluctuations	(1.3)
Constant currency consolidated merchandise sales (three months ended March 31, 2018)	$113.6	3%

Consolidated operations expenses (three months ended March 31, 2018)	$82.2	10%
Currency exchange rate fluctuations	(0.9)
Constant currency consolidated operations expenses (three months ended March 31, 2018)	$81.3	9%

Latin America Pawn PLO	$35.3	98%
Currency exchange rate fluctuations	(0.4)
Constant currency Latin America Pawn PLO	$34.9	96%

Latin America Pawn PSC revenue (three months ended March 31, 2018)	$15.3	105%
Currency exchange rate fluctuations	(0.7)
Constant currency Latin America Pawn PSC revenue (three months ended March 31, 2018)	$14.6	96%

Latin America Pawn merchandise sales (three months ended March 31, 2018)	$20.2	37%
Currency exchange rate fluctuations	(1.4)
Constant currency Latin America Pawn merchandise sales (three months ended March 31, 2018)	$18.8	28%

Latin America Pawn same store merchandise sales (three months ended March 31, 2018)	$16.0	9%
Currency exchange rate fluctuations	(0.2)
Constant currency Latin America Pawn same store merchandise sales (three months ended March 31, 2018)	$15.8	8%

Latin America Pawn segment profit before tax (three months ended March 31, 2018)	$7.1	119%
Currency exchange rate fluctuations	(0.4)
Constant currency Latin America Pawn segment profit before tax (three months ended March 31, 2018)	$6.7	109%

Latin America Pawn segment profit before tax (six months ended March 31, 2018)	$16.1	116%
Currency exchange rate fluctuations	(0.7)
Constant currency Latin America Pawn segment profit before tax (six months ended March 31, 2018)	$15.4	107%

Latin America Pawn net revenue (three months ended March 31, 2018)	$22.2	78%
Currency exchange rate fluctuations	(1.1)
Constant currency Latin America Pawn net revenue (three months ended March 31, 2018)	$21.1	69%